UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2013

DNB Financial Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

At a special meeting on December 18, 2013 the Benefits and Compensation Committee (the “Committee”) of the Board of Directors of DNB Financial Corporation (the “Registrant” or "Company") approved a Restricted Stock Award effective December 18, 2013, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, for the following members of the Registrant’s Board of Directors:

Name	Title	Restricted Shares Awarded	Cliff Vesting Term

Thomas A. Fillippo	Director	450	4 years
Gerard F. Griesser	Director	450	4 years
James J. Koegel	Director	450	4 years
Mildred C. Joyner	Director	450	4 years
James H. Thornton	Director	450	4 years

Pursuant to the terms of  the Restricted Stock Award Agreements between the Registrant and each grantee, grantee shall first be entitled to the Award Shares on a date (the “Vesting Date”) that shall be the earlier of the fourth (4th ) anniversary of the Grant Date, the date of their death, their termination of service as a member of the Board of Directors on account of disability, the date on which a change in control as hereinafter defined of the Company occurs, or the date as of which the Grantee attains the normal mandatory retirement age for Directors as currently prescribed by the Registrant's Bylaws, and without regard to any exceptions to such normal mandatory retirement age. The current mandatory retirement age is the later of age 69 or the end of the last term of office beginning prior to the Director’s 69th birthday.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The Grantee is also not permitted to sell, assign, pledge gift, encumber or otherwise dispose of any of the transferred shares for one (1) year from the vesting date. The agreement is in the Company's standard form for restricted stock awards.

Item 5.02. Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a special meeting on December 18, 2013 the Benefits and Compensation Committee (the “Committee”) of the Board of Directors of DNB Financial Corporation (the “Registrant” or "Company") approved a Restricted Stock Award effective December 18, 2013, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan,  for the following executive officers of the Registrant.

Name	Title	Restricted Shares Awarded	Cliff Vesting Term

William S. Latoff	Chairman & Chief Executive Officer	8,200	4 years
William J. Hieb	President and Chief Risk & Credit Officer	1,800	4 years
Albert J. Melfi	EVP & Chief Lending Officer	1,000	4 years
Gerald F. Sopp	EVP, Chief Financial Officer & Secretary	1,700	4 years

Pursuant to the terms of  Restricted Stock Award Agreements between the Registrant and each grantee, the awards are subject to cliff vesting on the earlier of a change in control of the Registrant (as defined in the award agreement) or the expiration of  4 years for certain officers as noted above, but vesting is conditioned upon continued employment with the Registrant and/or DNB First, National Association (the “Bank”) prior to the issuance of such plan shares.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The Grantee is also not permitted to sell, assign, pledge gift, encumber or otherwise dispose of any of the transferred shares for one (1) year from the vesting date. The agreement is in the Company's standard form for restricted stock awards.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

December 19, 2013	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

None